UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2005

THE MOSAIC COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32327	20-0891589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Campus Drive Suite E490 Plymouth, Minnesota	55441
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 918-8270

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 10, 2005, the registrant appointed Lydia Burke, its Assistant Controller, as the registrant’s chief accounting officer. Ms. Burke, age 51, succeeds Robert M. Qualls in this capacity. Mr. Qualls remains the registrant’s Vice President and Controller. In her new capacity, Ms. Burke reports to Lawrence W. Stranghoener, the registrant’s Executive Vice President and Chief Financial Officer. Ms. Burke serves at the pleasure of the registrant.

Prior to her appointment as Assistant Controller of the registrant in January, 2005, Ms. Burke was Assistant Controller of NRG Energy, Inc., an independent power producer, from May 2003 to December 2004, during which time she was responsible for managing various corporate accounting functions including annual audits, the preparation and filing of reports under the Securities Exchange Act of 1934 and compliance with the requirements of The Sarbanes-Oxley Act of 2002. From July 1999 to March 2003, Ms. Burke was Treasurer of Silicon Valley Bancshares, a bank holding company, where she was responsible for the treasury and venture capital investment functions.

No “family relationship,” as that term is defined in Item 401(d) of Regulation S-K, exists among Ms. Burke and any director, nominee for election as a director or executive officer of the registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MOSAIC COMPANY

Date: October 12, 2005	By:	/s/ Richard L. Mack
	Name:	Richard L. Mack
	Title:	Senior Vice President, General
Counsel and Corporate Secretary